UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):         OCTOBER 4, 2001


                                  SELECT COMFORT CORPORATION
                    (Exact name of registrant as specified in its charter)


        MINNESOTA                           0-25121              41-1597886
(State of Incorporation)            (Commission File             (IRS Employer
                                            Number)         Identification No.)


        6105 TRENTON LANE NORTH
        MINNEAPOLIS, MINNESOTA                                   55442
        (Address of principal                                    (Zip Code)
               executive offices)


Registrant's telephone number, including area code: (763) 551-7000





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ITEM 9.  REGULATION FD DISCLOSURE.

        On October 4, 2001, the registrant issued a press release, as follows:

FOR IMMEDIATE RELEASE

FOR MORE INFORMATION:
Mark Kimball
Select Comfort
763/551-7070
mark.kimball@selectcomfort.com

                   SELECT COMFORT SECURES ADDITIONAL FINANCING

MINNEAPOLIS (October 4, 2001) - Select Comfort Corporation (NASDAQ: SCSS) announced today that it has secured $5 million of senior debt financing from Medallion Capital, Inc. The $5 million senior debt was provided for under the terms of the company's $11 million convertible notes issued on June 7. The company does not anticipate the need to raise additional capital to meet its operating requirements for the foreseeable future.

"The financing, while not critical to meet near-term objectives, does provide added flexibility to pursue business-building opportunities and shores up our cash reserves during these times of economic uncertainty," said Bill McLaughlin, president and CEO of Select Comfort. "We've continued to see improvement in operating results, and are increasingly able to fund working capital needs through the generation of cash from operations. Though full results for the third quarter have not yet been finalized, we have met a critical objective in achieving positive cash flow from operations for the first time since second quarter 1999."

In June, the company completed a private placement of an aggregate of $11 million of convertible notes and warrants to purchase 4.4 million shares. The convertible notes bear interest at 8 percent per annum with a term of five years. The most recent financing was a $5 million senior note, bearing interest at twelve percent per annum, together with warrants to purchase an aggregate of 922,819 shares at $1.02 per share. The senior note matures over five years and is secured by the company's assets.

The company plans to release its third quarter results on October 16, 2001.


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SELECT COMFORT
Founded in 1987, Select Comfort is a leader in sleep solutions technology, holding 27 U.S. issued or pending patents for its products. The company designs, manufactures and markets a line of adjustable-firmness mattresses, including the Sleep Number(R) bed, as well as foundations and sleep accessories. Select Comfort's products are sold through its 326 retail stores located nationwide, including 22 leased departments in Bed Bath Beyond stores; through its national direct marketing operations; and on the Internet at www.selectcomfort.com.

     Statements used in this press release that relate to future plans, events, financial results or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. Some of the forward-looking statements in this press release relate to the success of our turn-around strategy, including in particular our ability to continue to reduce our costs, the success of our Sleep Number(R) marketing and advertising campaign, and our ability to expand profitable distribution of our products. Actual plans, events, results and performance may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to:
o The ability of the company to maintain sufficient levels of working capital to support operating needs and growth initiatives.
o    The company's ability to create product and brand name awareness.
o The efficiency and effectiveness of the company's marketing and advertising.
o The ability of the company to effectively and efficiently pursue new channels of distribution.
o    The performance of the company's existing and new stores.
o The ability of the company to continue to attract and retain key personnel, including qualified sales professionals.
o The ability of the company to realize the benefits of its cost saving initiatives.
o    The levels of consumer acceptance of the company's product lines.
o The ability of the company to continuously improve its existing product lines and to introduce new products.
o The ability of the company to efficiently implement nationwide home delivery and assembly.
o    Economic trends and consumer confidence.
o    Industry competition.
o The ability of the company to maintain compliance with the listing requirements of NASDAQ.
o The risks and uncertainties detailed from time to time in the company's filings with the SEC, including the company's Annual Report on Form 10-K and other periodic reports filed with the SEC.

     The company has no obligation to publicly update or revise any of the forward-looking statements that may be in this news release.

                                       ###



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            SELECT COMFORT CORPORATION
                                            (Registrant)


Dated:  October 5, 2001                     By     /s/ Mark A. Kimball
                                               ---------------------------------

                                            Title: Senior Vice President
                                                  ------------------------------



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